UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 30, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of UTStarcom, Inc. (the “Company”) granted stock options to certain executive officers of the Company.  The recipients and the number of shares subject to the options are as follows:  Michael Sophie, Executive Vice President and Chief Operating Officer, option to purchase 100,000 shares of common stock; and William Huang, Senior Vice President and Chief Technology Officer, option to purchase 75,000 shares of common stock.

Each option has an exercise price of $8.29 per share, which equals the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant.  In addition, 1/4 of the shares subject to each option will vest on the first anniversary of the date of grant, and 1/36 of the remaining shares subject to each option will vest each month thereafter.

The option grants will be issued pursuant to a new form of Stock Option Agreement approved for use under the Company’s 1997 Stock Plan (the “Plan”) with respect to stock option grants to the Company’s directors and executive officers (the “Director and Officer Option Agreement”).  Forms of Stock Option Agreements previously approved by the Board will continue to be used under the Plan in connection with stock option grants to Service Providers (as defined in the Plan) who are not directors or executive officers of the Company.

Under the initial terms of the Plan and forms of Stock Option Agreements previously approved by the Board, an optionee whose status as a Service Provider (as defined in the Plan) is terminated is entitled to exercise his or her option, to the extent such option has vested as of the date of termination, until the earlier of (i) expiration of the option according to its terms, or (ii) expiration of a period of three (3) months following termination.  The form of Director and Officer Stock Option Agreement provides that if the optionee’s status as a Service Provider (as defined in the Plan) is terminated following a Change of Control (as defined below), the optionee shall be entitled to exercise his or her option, to the extent such option has vested as of the date of such termination, until the earlier of (1) expiration of the option according to its terms, or (2) expiration of a period of twelve (12) months following the termination of the optionee’s status as a Service Provider.

The form of Director and Officer Stock Option Agreement provides that a “Change of Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

The form of Director and Officer Stock Option Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Form of Director and Officer Stock Option Agreement for use with stock option grants to directors and executive officers of the Company under the Company’s 1997 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: December 6, 2005	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
10.1	Form of Director and Officer Stock Option Agreement for use with stock option grants to directors and executive officers of the Company under the Company’s 1997 Stock Plan.